                                                                     Exhibit 4.1


                            THIRD AMENDMENT AGREEMENT

     THIS THIRD AMENDMENT AGREEMENT (the "Agreement") is entered as of August 8, 2000 between SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation, with its principal place of business at 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109 (the "Borrower") and CITIZENS BANK OF MASSACHUSETTS, a Massachusetts Bank, having an office and place of business at 28 State Street, Boston, MA 02109 (the "Bank").

RECITALS:
     On July 7, 1999, the Bank and the Borrower entered into a Loan Agreement, as amended by that certain First Amendment Agreement dated as of December 3, 1999, and as further amended by that certain Second Amendment Agreement dated as of May 1, 2000 (referred to herein collectively as the "Credit Agreement") pursuant to which the Bank extended to the Borrower a Revolving Credit Facility which is presently existing in the maximum aggregate line availability of Five Million Dollars ($5,000,000.00).

      The Borrower executed and delivered to the Bank on July 7, 1999 a Secured Revolving Credit Promissory Note in the original principal amount of Ten Million Dollars ($10,000,000.00), which was amended and restated by that certain Amendment and Restated Secured Revolving Credit Promissory Note in the original principal amount of Five Million Dollars ($5,000,000.00) dated May 1, 2000 (collectively the "Original Note").

     The Borrower and the Bank have agreed to amend the Credit Agreement and the Original Note upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the provisions herein contained, Borrower and the Bank, each intending to be legally bound hereby, agree as follows:

SECTION I.  AMENDMENTS TO CREDIT AGREEMENT.

     The Credit Agreement is amended hereby as follows:

     1. SECTION 1.1 OF THE CREDIT AGREEMENT IS AMENDED BY AMENDING AND RESTATING IN ITS ENTIRETY THE DEFINITION OF "COMMITMENT TERMINATION DATE" AS FOLLOWS:

           ""Commitment Termination Date" shall mean December 29, 2000. Expiration dates of Letters of Credit existing as of the date of the Third Amendment Agreement, as issued under the Revolving Credit Loan, shall not exceed the Commitment Termination Date."

     2. SECTION 1.1 OF THE CREDIT AGREEMENT IS AMENDED BY AMENDING AND RESTATING IN ITS ENTIRETY THE DEFINITION OF "COMPLIANCE CERTIFICATE" AS FOLLOWS:

           ""Compliance Certificate" shall mean the certificate required by
           SECTION 4.1(b)(xiv) and SECTIONS 5.4(a) and SECTION 5.4(b), in the form of Exhibit A annexed to the Third Amendment Agreement."

     3. SECTION 1.1 OF THE CREDIT AGREEMENT IS AMENDED BY AMENDING AND RESTATING IN ITS ENTIRETY THE DEFINITION OF "REVOLVING CREDIT COMMITMENT" AS FOLLOWS:

           ""Revolving Credit Commitment" shall mean Two Million Five Hundred Thousand Dollars ($2,500,000.00)."

     4. SECTION 2.1(a) OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           "2.1  Revolving Credit Loan.

                 (a) Loan. Subject to the terms of this Agreement, the Lender agrees to make advances to the Borrower (each such advance being referred to herein as an "Advance" and all such Advances being collectively referred to herein as the "Revolving Credit Loan") from time to time from the Closing Date through and including the Commitment Termination Date in an aggregate principal amount not to exceed the lesser of:

                 i) 70% of Eligible Receivables, minus Two Hundred Thousand Dollars ($200,000.00); or

                 ii)   the amount of the Revolving Loan Commitment;

           provided that notwithstanding the foregoing, the Lender shall have no obligation to make an Advance if an Event of Default exists or would result therefrom. The formula and conditions provided in this SECTION
           2.1 (a) for the making of Advances are collectively referred to herein as the "Borrowing Base"."

     5. SECTION 2.5 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           "2.5 "Rate of Interest". Interest on the Loan shall accrue at the rate per annum equal to the Prime Rate plus one and one-quarter percent (1.25%) (with such Interest Rate changing on the effective date of each change in the Prime Rate)."





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
     6. SECTION 2.6 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           "2.6 "Default Rate of Interest". Notwithstanding SECTION 2.5 hereof, if an Event of Default shall have occurred, then in such event, to the extent permitted by law, the Interest Rate applicable to the Loan (the "Default Rate") shall be three and three-quarters percent (3.75%) in excess of the Prime Rate (with such Interest Rate changing on the effective date of each change in the Prime Rate)."

     7. SECTION 5.6 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           "5.6 Minimum Prepaid Lines. Maintain, for each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2000, Eighty Thousand (80,000) Minimum Prepaid Lines."

     8. SECTION 5.7 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           "5.7 Minimum Current Ratio. Maintain, for each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2000, a minimum Current Ratio of 0.5:1.0."

     9. SECTION 5.8 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           "5.8 Maximum Net Loss/Minimum Net Income. Maximum Net Loss for such Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2000, shall not exceed Four Million Dollars (($4,000,000.00))."

     10. SECTION 5.9 SHALL BE DELETED IN ITS ENTIRETY.

     11. SECTION 5.10 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           "5.10 Minimum Total Stockholder's Equity. Maintain, for each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2000, a minimum Total Stockholder's Equity of (Eight Million Dollars) (($8,000,000.00))."

     12. SECTION 5.22 OF THE CREDIT AGREEMENT, AS ADDED BY THE SECOND AMENDMENT AGREEMENT, IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           "5.22 Minimum Additional Capital. The Borrower shall have raised from July 21, 2000 through August 31, 2000 a minimum additional capital and equity contribution of not less than Five Million Dollars ($5,000,000.00), provided however that evidence thereof to be received by the Bank on or before August 31, 2000 shall consist of the following:

                 a) copies of deposit receipts into the Equity Funds Account described in the Third Amendment Agreement or copies of deposit receipts into the Borrower's operating account maintained with the Bank."

     13. SECTION 7.1(n) OF THE CREDIT AGREEMENT IS DELETED IN ITS ENTIRETY.

     14. SECTION 7.4 OF THE CREDIT AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

           1. "Consent to Receiver. In addition to the foregoing remedies, the Lender may upon the occurrence and during the continuance of an Event of Default proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in any of the Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof. If the Lender applies for the employment of, or taking possession by, a trustee, receiver, liquidator or other similar official, of the Borrower to hold or liquidate all or any substantial part of the properties or assets of the Borrower, the Borrower hereby consents to such appointment and agrees to execute and deliver any and all documents requested by the Lender relating to the appointment of such trustee, receiver, liquidator or other similar official (whether by joining in a petition for the voluntary appointment of such an official, by entering no contest to a petition for the appointment of such an official or otherwise, as appropriate under applicable law), immediately after the occurrence of an Event of Default. No right conferred upon the Lender hereby or by any Loan Document or the Note shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise."

     15. THE FOLLOWING NEW DEFINITIONS ARE ADDED TO THE CREDIT AGREEMENT:

           ""First Amendment Agreement" shall mean that certain Agreement entered into between the Borrower and the Bank dated as of December 3, 1999.



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
            "Second Amendment Agreement" shall mean that certain Agreement entered into between the Borrower and the Bank dated as of May 1, 2000.

            "Third Amendment Agreement" shall mean that certain Agreement entered into between the Borrower and the Bank dated as of August
                 , 2000."

     16. WHENEVER NOTICE IS CONTEMPLATED TO BE GIVE TO THE "BANK" OR THE "LENDER" OR THE "SECURED PARTY" OR THE "ASSIGNEE" UNDER THE SECURITY DOCUMENTS, NOTICE SHALL BE GIVEN AS FOLLOWS:

           If to the Bank:   Citizens Bank of Massachusetts
                             100 Summer Street
                             Boston, Massachusetts 02110
                             Attn: Christopher Daniel, Vice President

           With a Copy to:   CAMERON & MITTLEMAN, LLP
                             56 Exchange Terrace
                             Providence, Rhode Island 02903
                             Attn: Amy L. Mower, Esquire

     17. ANY AND ALL REFERENCES TO THE "SCHEDULES" TO THE CREDIT AGREEMENT SHALL REFER TO THE AMENDED AND RESTATED SCHEDULES DELIVERED TO THE BANK PURSUANT TO THE THIRD AMENDMENT AGREEMENT.

     18. EXHIBIT C TO THE CREDIT AGREEMENT AND EXHIBIT D TO THE CREDIT AGREEMENT ARE AMENDED AND RESTATED IN THEIR ENTIRETY BY EXHIBIT A AND EXHIBIT B TO THE THIRD AMENDMENT AGREEMENT. ALL OTHER EXHIBITS TO THE CREDIT AGREEMENT SHALL NOT BE AMENDED AND SHALL REMAIN IN THEIR ORIGINAL FORM.


SECTION II.  AMENDMENT TO THE ORIGINAL NOTE.

     The Original Note is amended and restated in its entirety by the Borrower's execution and delivery to the Bank of that certain Amended and Restated Revolving Credit Promissory Note in the original principal amount of Two Million Five Hundred thousand ($2,500,000.00) a form of which is attached hereto as Exhibit B, with all blanks completed, and duly executed by the Borrower (referred to herein as the "Successor Note").






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
SECTION III.  CONDITIONS.

      A.    CONDITION PRECEDENT - DELIVERY OF DOCUMENTS.

            The Bank shall have no obligation to make advances under the Credit Agreement unless the following conditions are satisfied or waived by the Bank:

           1. The Borrower has delivered to the Bank the following documents in form and substance satisfactory to the Bank, the receipt of which is hereby acknowledged (the "Amendment Documents"):

                 a)    the Successor Note, duly executed by the Borrower; and

                 b) Certificate of No Default from the Borrower, duly executed by the Borrower; and

                 c) Corporate Borrowing Authorization and Certificate of Incumbency of Officers and Directors - the Borrower; and

                 d) Corporate Guaranty Authorization and Certificate of Incumbency of Officers and Directors and Identification of Shareholders - The Cellular Hotline, Inc.; and

                 e) a Twenty Five Thousand Dollar ($25,000.00) fee, payable on even date, for the Waiver by the Bank herein of certain Loan Covenant Defaults, which constitutes the first installment of the Waiver Fee of Two Hundred Fifty Thousand Dollars ($250,000.00), payable as required in
                       SECTION III. G. 3. hereof; and

                 f) Amended Schedules to the Credit Agreement, reflecting Borrower's disclosures therein of facts in existence as of the date hereof; and

                 g) the delivery of such other documents reflected in that certain Closing Agenda attached hereto as Exhibit C and incorporated herein by reference, as may be reasonably required by the Bank in connection with the transaction contemplated hereby.

           2. All legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to the Bank and its counsel.

     B.    CONDITIONS SUBSEQUENT.

           The Borrower acknowledges that the Bank will require a field examination (with a scope to be determined at the Bank's sole discretion) to be completed within thirty (30) days of execution of this Agreement, the terms and provisions of which must be satisfactory to the Bank in its sole discretion. The Borrower acknowledges that should the results of the field examination disclose any non-compliance with the terms or provisions of the Credit Agreement, or disclose any fraud or other credit issues determined by the Bank in its sole discretion, then any such event shall constitute an Event of Default under the Credit Agreement.

           The Borrower also acknowledges that as a condition subsequent to the execution of this Agreement, it must deliver to the Lender, as a condition subsequent to this Agreement, an Accord Certificate 27 indicating Hazard and Liability Insurance Coverage, which Certificate shall name the Bank as an additional insured and loss payee with respect to each of the Borrower and the Guarantor.

           The Borrower also acknowledges that a condition subsequent to the execution of this Agreement is the Bank's receipt of satisfactory Financing Statement Searches, Tax Searches and Judgment Searches against both the Borrower and the Guarantor in the States of Delaware, Missouri and Connecticut. The Borrower acknowledges that should any information be disclosed on such searches which is not satisfactory to the Lender in its sole discretion, that such disclosure shall constitute an Event of Default under the Credit Agreement.

           The Borrower acknowledges that failure to deliver the documents reflected in the foregoing paragraphs of this SECTION III (B) within the timetable contemplated in that certain Post-Closing Letter Agreement (listed on Exhibit C hereto) shall constitute an Event of Default for the purposes of the Credit Agreement.

     C.    RECONFIRMATION OF COVENANTS, REPRESENTATIVES AND WARRANTIES.

           1. The Borrower further reaffirms all of its obligations, as amended hereby, under the Credit Agreement, and under the Security Documents.

           2. The Borrower acknowledges that upon its delivery to the Bank of the duly executed Amendment Documents, that all representations, warranties and covenants set forth in the Credit Agreement are deemed to be made again as of the date of the delivery hereof. The Borrower further represents and warrants that the Borrower does not have:

           a) any information contrary to any of the conclusions reflected in, or

           b) any information contrary to any of the assumptions or premises included in any of, or

           c) any knowledge of any material adverse changes which have occurred in the Borrower's financial condition since the date of,

the following:

                 i) that certain set of forecast of operations dated June 28, 2000, prepared by Borrower and delivered to Lender; and

                 ii) that certain July 26, 2000 e-mail which included revised covenant projections prepared by the Borrower in the form of "Exhibit C", sent by the Borrower to the Bank; and

                 iii) the Borrower's 10Q Report for the fiscal quarter ending March 31, 2000, prepared by the Borrower and delivered to the Bank.

      D.   RESERVATION OF RIGHTS.

           The Bank and the Borrower agree that:

                 i) This Agreement evidences solely the amendment of the terms and provisions of the Borrower's obligations under the Credit Agreement and the Original Note, and is not a novation or discharge thereof;

                 ii) Notwithstanding the terms hereof: the Bank hereby reserves its rights against the Borrower under the Credit Agreement and the Original Note, as provided under the Commonwealth of Massachusetts law and judicial precedent, as in effect from time to time;

                 iii) There are no other understandings, express or implied between the Bank and the Borrower regarding the Credit Agreement and the Original Note; and
                 iv) Notwithstanding any prior course of practice or conduct, the Borrower acknowledges that the Bank has not waived, and has no obligation to waive, any subsequent Events of Default under the Credit Agreement and the Original Note, or under this Agreement.

     E.    EFFECT OF AMENDMENT.

           1. Except as amended hereby, the Credit Agreement and the Original Note and all other documents entered into in connection therewith shall:

                 a) remain in full force and effect in accordance with their original terms and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Credit Agreement and the Original Note or in any other document, agreement or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's liabilities to the Bank or any of the Bank's rights with respect to such liabilities; and

                 b)     be in all respects ratified and affirmed.

           Notwithstanding the foregoing, any amendments of the Credit Agreement and the Original Note to which the parties hereto have agreed previously and which are not incorporated herein by reference or otherwise, shall be deemed of no further force and effect upon the execution hereof.

           2. The Borrower acknowledges that all of the liabilities and obligations of the Borrower to the Lender now existing and hereafter incurred are secured by the security described in the Security Documents defined in the Credit Agreement and by the security described in the Amendment Documents; the Borrower further acknowledges that the Bank is relying upon the security described above, both as entered into on July 9, 1999 and as entered into from time to time thereafter, as security for the financing represented by the Liabilities and as security for all other obligations of the Borrower to the Bank.

     F.    WAIVER.

           Based upon the Bank's review of Borrower's most recent Financial Statements, Bank hereby waives:

           i) Borrower's compliance for the Fiscal Quarter ending June 30, 2000 and any previous Fiscal Quarter, with any and all financial covenant violations under the Credit Agreement; and

           ii) any Event of Default occurring on or prior to the date hereof, of which the Bank has written notice,

with the express stipulation that this Waiver shall not operate as a waiver of any other failure by the Borrower to meet other covenants of which the Bank does not have notice as of the date hereof, or waiver of the failure of the Borrower to meet the same covenants on a future occasion.

           Such Waiver shall not be construed as a course of action which would constitute a waiver of any other default under the Credit Agreement or under any other document executed in connection therewith or pursuant thereto. No delay in taking any action with respect to any such default, or any other course of action by the Bank shall affect Bank's rights to later take any such action with respect to any such default.

     G.    GENERAL.

           1. CONSTRUCTION. Incorporated herein by reference are the representations, warranties, agreements, affirmative and negative, definitions, terms and conditions all as set forth in (i) the Credit Agreement and the Original Note and all documents executed in connection therewith or pursuant thereto and (ii) the Amendment Documents. This Agreement and the Credit Agreement and the Original Note, and the Amendment Documents shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Agreement shall supersede and control the terms, provisions and conditions of the Credit Agreement and the Original Note and the Amendment Documents.

           2. GOVERNING LAW. This Agreement, the Successor Note, the Original Note and the Credit Agreement and all Security Documents thereunder, and the rights and obligations of the parties hereunder, shall in all respects be governed by, and interpreted and determined in accordance with, the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

           3. WAIVER FEE. In consideration of this Third Amendment Agreement, the Bank shall be entitled to, and the Borrower shall pay, as of the date hereof, a Waiver Fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), of which Twenty Five Thousand Dollars ($25,000.00) shall be payable upon the execution hereof, with the remaining Two Hundred Twenty Five Thousand Dollars ($225,000.00) of said Waiver Fee shall be due and payable on or before December 29, 2000. The Bank will waive the Two Hundred Twenty Five Thousand Dollars ($225,000.00) balance of the Waiver Fee due in the event that all of Borrower's Obligations and Liabilities are paid in full to the Bank and the Revolving Loan Commitment is canceled on or before December 29, 2000.

           THE BORROWER ACKNOWLEDGES SPECIFICALLY, WITHOUT LIMITATION HEREBY, THAT SHOULD THE BORROWER FAIL TO HAVE PAID ALL OBLIGATIONS AND LIABILITIES IN FULL TO THE BANK, AND OBTAIN CANCELLATION OF THE REVOLVING LOAN CREDIT COMMITMENT, ON OR BEFORE DECEMBER 29, 2000, THEN THE BANK SHALL BE ENTITLED TO IMMEDIATELY, ON DECEMBER 30, 2000, SET OFF AGAINST ANY AND ALL OF THE BORROWER'S ACCOUNTS MAINTAINED WITH THE BANK, WITH THE EXCEPTION OF THE EQUITY FUND ACCOUNT (AS DESCRIBED IN PARAGRAPH 4 BELOW), THE AMOUNT OF TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($225,000.00) FOR SAID WAIVER FEE, PLUS THE AMOUNT OF ANY AND

ALL OTHER OUTSTANDING INDEBTEDNESS, OBLIGATIONS AND LIABILITIES OF THE BORROWER TO THE BANK, INCLUDING BUT NOT LIMITED TO INTEREST, PENALTIES, LEGAL FEES AND EXPENSES, AND ALL OTHER EXPENSES INCURRED FROM TIME TO TIME BY THE BANK AND REMAINING THEN OUTSTANDING TO THE BANK.

           4. EQUITY FUND ACCOUNT. The Borrower may deposit any and all proceeds which are received from its current equity raising, in a specifically designated deposit account to be maintained by the Borrower with Prudential Securities (the "Equity Funds Account"). The Bank and the Borrower agree that the Equity Funds Account shall be independent and separate from the Borrower's regular operating account (the "Operating Account"). Borrower may transfer funds from the Equity Funds Account to the Operating Account at its sole discretion; however, Borrower may not, at any time, transfer funds from the Operating Account to the Equity Fund Account.

     Borrower acknowledges that the Bank will be monitoring the Operating Account and the Equity Funds Account on a day-to-day basis to ensure Borrower's compliance with this Section III. G. 4. Borrower also agrees to provide to the Bank, within five (5) days of Borrower's receipt, copies of all monthly statements issued by Prudential Securities for the Equity Funds Account.

     THE BANK SPECIFICALLY AGREES AND ACKNOWLEDGES THAT THE EQUITY FUNDS ACCOUNT SHALL NOT BE SUBJECT TO ANY SET OFF RIGHTS OF THE BANK, AT LAW OR IN EQUITY OR UNDER THE CREDIT AGREEMENT OR UNDER ANY SECURITY DOCUMENT, NOR SHALL THE EQUITY FUNDS ACCOUNT BE SUBJECT TO ANY LIEN OR ATTACHMENT OF THE BANK, NOTWITHSTANDING ANY TERMS OF THE CREDIT AGREEMENT OR THE TERMS OF ANY OF THE SECURITY DOCUMENTS OR ANY APPLICABLE PROVISIONS OF THE LAWS OR EQUITY RULES OF THE COMMONWEALTH OF MASSACHUSETTS, OR THE STATES OF CONNECTICUT OR DELAWARE, OR THE FEDERAL BANKRUPTCY LAWS.

           5. SECURITY DOCUMENTS. The Borrower and The Cellular Hotline, Inc., by its signature hereto, agree that:

     a) the Security Documents (defined in the Credit Agreement) are amended to reflect that the obligations and liabilities secured thereby are deemed amended pursuant to this Amendment Agreement, as incorporated therein by reference; and

     b) except as specifically amended hereby, the Security Documents, and all indebtedness incurred pursuant thereto shall remain in full force and effect, in accordance with their original terms as previously amended, and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Security Documents, except as previously amended, or in any other document, agreement, or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's or The Cellular Hotline, Inc.'s liabilities to the Bank or any of the Bank's rights with respect to such liabilities; and

     c) the Security Documents, as amended hereby, shall continue to secure the Borrower's obligations under the Credit Agreement, the Original Note and all other obligations of the Borrower and of The Cellular Hotline, Inc. to the Bank, whether now existing or hereafter arising.

           6. WAIVER OF TRIAL BY JURY. BORROWER, THE CELLULAR HOTLINE, INC., AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREIN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND TO AMEND THE REVOLVING CREDIT FACILITY.



             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Bank and the Borrower have caused their duly authorized officers to execute this Agreement as of the day and year first above written as an instrument under seal.

WITNESS:                           SHARED TECHNOLOGIES CELLULAR, INC.


                                   By: /s/ Anthony D. Autorino
                                           -----------------------------
                                           Anthony D. Autorino
                                           Title: Chairman and Executive
                                           Officer


                                   CITIZENS BANK OF MASSACHUSETTS




                                    By: /s/ Chritopher Daniel
                                        -------------------------
                                            Christopher Daniel
                                            Title: Vice President


                            CONSENT AND CONFIRMATION

     The undersigned consents to the amendment of the Credit Agreement pursuant to the Third Amendment Agreement, and the terms of the Third Amendment Agreement, including but not limited to Section III. G. 5 and 6 thereof, and of all underlying documents referred to therein and all documents entered into pursuant thereto or in connection therewith.

     The undersigned confirms its obligations under that certain Guaranty dated as of July 7, 1999 (the "Guaranty"), executed by the undersigned, of all Liabilities (as defined in the Guaranty), as amended hereby, of the Borrower to the Bank, and confirms its obligations under all documents securing the Guaranty.

     IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this Consent and Confirmation as of the 8th day of August, 2000, as an instant under Seal.

WITNESS:                                 THE CELLULAR HOTLINE, INC.


                                         By:  /s/ Anthony D. Autorino
                                              -----------------------
                                         Its: Chairman and Chief Executive
                                              Officer

                        [NOTARIZATIONS ON THE NEXT PAGE]

                 [NOTARIZATIONS FOR SIGNATURES ON PRIOR PAGE]



STATE OF CONNECTICUT
COUNTY OF HARTFORD

     In Whethersfield on the _____day of August, 2000, before me personally appeared the above-named _____________________________, of SHARED TECHNOLOGIES CELLULAR, INC. to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.


                                         Notary Public
                                         My Commission Expires:

STATE OF CONNECTICUT
COUNTY OF HARTFORD

     In Whethersfield on the_____day of August, 2000, before me personally appeared the above-named______________________________, of THE CELLULAR HOTLINE, INC. to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.



                                         Notary Public
                                         My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK

     In Boston on the______ day of August, 2000, before me personally appeared the above-named Christopher Daniel, Vice President of CITIZENS BANK OF MASSACHUSETTS, of Boston, Massachusetts to me known and known by me to be the party executing the foregoing instrument on behalf of said Massachusetts Bank and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said Massachusetts Bank.



                                         Notary Public
                                         My Commission Expires: